News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Invited to Attend Abu Dhabi Sustainability Week

Management to Perform Live Product Demonstrations within the Region

TAMPA, FL – December 11, 2018 – MagneGas Applied Technology Solutions, Inc. (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that it has been invited to attend the Abu Dhabi Sustainability Week (ADSW) conference being held, January 14-17 in Abu Dhabi, United Arab Emirates. Abu Dhabi Sustainability Week (ADSW) is the largest sustainability gathering in the Middle East, held annually each January.

The event is dedicated to furthering our understanding of the major social, economic and environmental trends shaping the world’s sustainable development, and to empowering the global community to realize viable and effective strategies to mitigate climate change and address the energy and sustainability challenges of the future.

Scott Mahoney, Chief Executive Officer of MagneGas, commented, “We’re very much looking forward to attending this significant industry gathering. We’ll be promoting MagneGas technology solutions including highlighting the benefits of our metal cutting fuel and the work we’ve done in sterilization and waste-to-energy solutions. The Middle East is a large potential market for us and we’re excited to explore how MagneGas can work with partners to benefit the region.”

In addition to attending the conference, MagneGas management will be performing live demonstrations of MagneGas2® to prospective business partners in the region. If you are an investor interested in meeting with MagneGas during the event, please contact MagneGas investor relations at tpatel@edisongroup.com.

About MagneGas Applied Technology Solutions, Inc.

MagneGas Applied Technology Solutions, Inc. (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Paris Oxygen, Latex Welding Supplies, United Welding Supplies, Trico Welding Supply and Complete Welding of San Diego. The Company operates 13 locations across California, Texas, Louisiana, and Florida.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.